Exhibit 99.3

Filed by Breeze Holdings Acquisition Corp.
pursuant to Rule 425 under the Securities Act of 1933,
as amended and deemed filed pursuant to
Rule 14a-12 under the Securities Exchange Act of
1934, as amended
Subject Company: Breeze Holdings Acquisition Corp.
(Commission File No. 001- 39718)
Date: January 27, 2022

Patrizia Tammaro Silva – Investor Relations Officer, D-Orbit

Hello everyone and thank you for taking the time to join us this morning. On the call with me today are Luca Rossettini, Ph.D., Founder and CEO of D-Orbit, Alessandro Giudice, D-Orbit’s CFO, and Doug Ramsey, Ph.D., Chairman and CEO of Breeze Holdings Acquisition Corp.

Before we begin, I’d like to remind everyone on the call that the information discussed today is qualified in its entirety by the current Report on Form 8-K that has been filed today by Breeze Holdings Acquisition Corp., and may be accessed on the SEC's website, including the exhibits thereto. In conjunction with today's discussion, please see the investor presentation furnished as Exhibit 99.2 in Breeze Holdings Acquisition Corp. Form 8-K, follow along, and carefully review the disclaimers included therein.

Please note that a Q&A session will not be conducted as part of today's presentation. Also, statements made during this call that are not statements of historical facts constitute forward-looking statements that are subject to risks, uncertainties, and other factors that could cause our actual results to differ from historical results and/or from our forecast including those set forth in Breeze Holdings Acquisition Corp. Form 8-K filed today and the exhibits thereto.

For more information, please refer to the risks, uncertainties, and other factors discussed in Breeze Holdings Acquisition Corp.'s SEC filings. All cautionary statements that we make during this call are applicable to any forward-looking statements we make whenever they appear; you should carefully consider the risks, uncertainties, and other factors discussed in Breeze Holdings Acquisition Corp.'s SEC filings; you should not place undue reliance on forward-looking statements which we assume no responsibility for updating.

And with that, I'll now turn the call over to Doug. Doug?

Doug Ramsey, Chairman and CEO of Breeze Holdings Acquisition Corp

Thank you, Patrizia.

I'm Doug Ramsey, CEO of Breeze Holdings Acquisition Corp.

We are excited to introduce you to D-Orbit, a first mover in the space transportation and logistics industry that is providing the infrastructure for the new space economy. We evaluated several potential companies to merge with and determined that D-Orbit checked all our boxes. They have unrivaled satellite deployment technology and are positioned at the forefront of a new category in space infrastructure. They are poised to serve the industries we know well, including oil and gas, and will enable products and services for the future. D-Orbit has strong growth potential in a compelling market, and we are excited to partner with Luca and the D-Orbit team.

The transaction is expected to deliver up to $185 million in cash at closing.

Of course, we are investing financial resources into the business, but what we were also looking to do was bring real expertise, insight, and value to the table as well. That’s why we are thrilled to also be partnering with The Charles F. Bolden Group, a consortium of leaders with extensive space and aerospace experience. Together we will help drive D-Orbit’s next phase of growth and support the execution of the Company’s strategic priorities to deliver shareholder value.

The founder of The Charles F. Bolden Group General Charles Bolden is a retired astronaut, Marine Corps Major General and the 12th Administrator of NASA under President Obama from 2009 to 2017. He has been on four missions to space as an astronaut himself, among a long list of impressive accomplishments. Ché Bolden is the President and CEO of The Bolden Group and brings a wealth of experience in the public and private sectors. The Bolden Group assembled a team of dedicated experts in the new space industry with valuable insights and resources, and with a vast network and expertise to back this opportunity.

D-Orbit is a visionary company, with proven technology and a unique business model. Before us lies an incredible opportunity to scale its business as the space economy continues to evolve. We believe that D-Orbit will be a pivotal player in the development of the new space economy. Many people use that term, but when we say new space economy, we mean growing to the point where being in low Earth orbit becomes financially sustainable and beneficial to all of humanity. We believe D-Orbit, with its already proven technologies, is going to open opportunities for new entrants into the space industry that previously weren’t accessible either due to cost or size. We're excited to be partnering with D-Orbit on this journey.

With that, let me turn it over to Luca to discuss more about D-Orbit.

Luca Rossettini, Ph.D., Founder and CEO, D-Orbit

Thank you, Doug. Good morning everyone.

To echo Doug’s sentiments, we’re very excited about this partnership to bring D-Orbit to the public markets. This is a transformative transaction, which will enable the new space economy.

Let’s jump ahead to slide 10.

In 2011, I started D-Orbit along with my Co-Founder Renato Panesi to fulfill our vision of creating the first space logistics infrastructure and transportation company. Today, D-Orbit is a leader in providing in-space satellite transportation for paying customers and has demonstrated satellite-as-a-service capabilities in space. D-Orbit is incorporated as a Benefit Corporation and is also the first space company worldwide to be certified as a B Corporation (“B-Corp”), reinforcing that its purpose-driven mission benefits all stakeholders. And we are well positioned to benefit from the rapidly growing space economy.

Today, we are focused on last-mile delivery solutions for satellites and advanced space infrastructure services. We have completed six space missions to date, including four leveraging our ION Satellite Carrier that were launched over the last 15 months. In total, we’ve deployed more than 70 payloads, which is an incredible achievement and a testament to the capabilities of our technology. We have more than 40 paying customers that have entered commercial contracts for our services to date and our technology is compatible with a number of key launch partners. With the space economy continuing to evolve and grow and on the heels of our recently launched fourth mission leveraging ION, D-Orbit is now on the cusp of its next phase of growth. Furthermore, we are already generating revenues and our revenue backlog and pipeline are continuing to grow. We’ll get into all of this shortly.

Looking ahead, our mid-term focus is providing next generation in-orbit services across the entire satellite lifecycle. And longer-term, we are poised to support the new space economy through in-orbit manufacturing, recycling, and interplanetary logistics infrastructure.

D-Orbit’s success is a testament to the commitment of our team. We have a multi-disciplinary team of more than 160 people, including engineers and PhD experts in fields such as propulsion, flight software, electronics, telecommunications, mechanics and more. Most importantly, all of them have a strong space heritage with several of our key executives having worked at multinational space, satellite and launch integrator companies. I’m honored to be a part of this truly world class team.

Together, our vision is to create the first space logistics infrastructure to enable the trillion-dollar space economy and human expansion in sustainable space. Partnering with Breeze and The Bolden Group to take D-Orbit public is the next step in achieving this goal.

So why are space logistics so important? We tend to take logistics here on Earth for granted, however, logistics are the backbone that connects the world’s economy. Even if you produce something as small as pens, you need someone to pick them up from your factory, deliver them to the distributor who then takes them to your local shop where you can buy a pen for a reasonable price. Before D-Orbit, such services were not available in space.

The need for these types of logistics in space is enormous. And the market opportunity is enormous. We expect the space economy to grow to $1.4 trillion by 2030. A key aspect of what’s supporting this massive growth is the number of satellites that are expected to be launched into space. Today, there are approximately 3,300 satellites in space, but that number is expected to grow by more than 65,000 satellites over the next ten years. That’s exponential growth.

The satellites we are discussing are smaller and much less expensive than the traditional space satellites, which was primarily a government-driven market. The new satellites are launched in clusters, called constellations, by established space companies, as well as satellite operators, startups, and many other new industry participants. These new satellites are being used to enable multiple growing sectors on Earth, including telecommunications expansion; climate change observation; agricultural enhancement; autonomous oil and gas exploration and monitoring; forest management; and autonomous driving.

The process for getting these satellites to space today is lengthy, inefficient, and expensive. D-Orbit is poised to solve this key bottleneck.

Today, many companies are largely still using 60-year-old systems and processes. Imagine you want to sell satellite data to the oil and gas industry, and you have eight satellites to place in orbit. First, you need to find the rocket going into the right orbit in space, which currently takes approximately one to two years. Once you have found one, and the rocket reaches space, the rocket then delivers all the satellites in a cluster, so they are all near each other.

But what you really want is to have the satellites dispersed equally around the planet to start delivering services and generating revenue. This phase takes another six to ten months. That six to ten months is approximately one third of the life of the satellites. So not only are you delaying revenues until the satellites are properly deployed, you are sacrificing almost one third of the revenues right from the start. It is also very likely that you need to put your satellites in multiple positions in multiple orbits in space. So, every time you need to go into a different orbit, then you need to find another rocket and start the process again.

In short, this isn’t going to work and it’s not sustainable. That is why D-Orbit has introduced the concept of space logistics.

That brings us to our ION Satellite Carrier, a flexible, cost-effective in-orbit satellite delivery solution. ION is very similar to a delivery service vehicle on Earth: you fill the vehicle with all the packages and then the vehicle travels around a region to deliver packages exactly where they need to be. With ION, we put all the satellites in our cargo carrier, and we pick the next available rocket. Once in orbit, ION can maneuver in space to deliver the satellites to their desired position.

We are able to accomplish this in just a few weeks, substantially reducing the time from launch to revenue generation for customers. We also deploy satellite constellations in multiple orbits with a single mission, which can significantly reduce the cost of overall constellation deployment. This also reduces the need for spare satellites through faster constellation replenishment and lowers manufacturing costs as it aggregates multiple payloads. This enables fewer launches, reducing overall propulsion costs, and allows satellites to be positioned in orbits that were previously unreachable. Helping our customers get to revenue faster and cheaper by having their satellites in position when they need them also frees up our customers to think about new use cases and new services. In doing so, they help to accelerate the new space economy.

Let’s look closer at what the ION carrier can do both now and in the future.

As you’ll see on slide 21, once an ION completes its primary mission of delivering our customers’ satellites into their desired positions in orbit, it joins a growing fleet of multi-purpose ION spacecraft. This fleet is able to undertake a variety of additional high-margin secondary missions.

This is why we believe ION is the building block for space infrastructure to deliver services to customers today and to enable future products and services tomorrow. For example, something that we are already doing today is in-orbit validation and demonstration of technology for companies to enable experiments and the testing of equipment in space. Today, the process to test their technology would take between two to five years and cost between $2 to $6 million. With D-Orbit, this process takes only a few months at a fraction of the cost. We can also rent ION to customers’ if they need to add a satellite to their constellations.

Another example is our ability to provide cloud-based data center services directly in orbit with our space cloud infrastructure designed to provide distributed high-performance data analytics computing and storage capabilities. In June, we launched a mission to test a data center in space and the technology proved successful. We are now going to embed edge computing functionalities in all future carriers. This will allow us to deliver cloud-based artificial intelligence computing capabilities in orbit. Building on what we learned from that mission, in October, we successfully completed the orbital testing of the platform. Development of multiple iterations of the system will allow future ION Satellite Carriers to deliver in-orbit cloud-based artificial intelligence computing services.

We develop all these additional services step by step following an incremental strategy to increase the number and the quality of our revenue streams and defend our competitive position. We have a unique value proposition because the primary mission covers most of the costs, including launch of the cargo vehicle and operations. The advanced services we deliver create additional revenue and profits to each mission.

This leads to D-Orbit’s next market for expansion – in-orbit servicing.

This means providing satellites with life extension, repositioning from one orbit to another, and safe disposal at the end of life. It also means debris removal. There is an incredible amount of debris already in orbit. That debris can endanger satellites and even the International Space Station. Further, as the space economy continues to expand, it will also create debris.

Fortunately, with our technology, we have a solution to capture and safely remove the debris from orbit.

Overall, when you look at it through the lens of the expected exponential growth in satellites that will need to be serviced over the next 10 years, this is a market with enormous potential. Our plan is to offer customers subscriptions to our in-orbit servicing program, like roadside assistance programs for cars. For cars, you pay an annual fee to have access to the service, and if you have a flat tire, you just pick up the phone, call the service and in no time a tow truck arrives. This is what we are envisioning. One of the early proof points is a contract we have signed with a major satellite operator focusing on disposal services for their satellites at the end of life.

Beyond in-orbit servicing, we believe there is potential for broad applications in the space economy. D-Orbit’s unique ION technology and satellite platform provides a first-mover advantage for potential new markets and applications in space. Leveraging D-Orbit’s orbital recycling technology can create savings by recycling material already launched into orbit. In addition, microgravity-enabled manufacturing processes may enable the production of lighter, bigger and more effective structures that could not be built on Earth. The extended capabilities of D-Orbit’s fleet of cargo and servicing spacecrafts have the potential to enable new transportation and logistics infrastructure, which will be essential for long-term sustainable space business practices and human expansion in space.

As I mentioned, to date we have launched six missions total, four leveraging ION. We have many more on the way in 2022. In every mission, we are paid for delivering already proven services and at the same time we are testing new capabilities. This is a fundamental aspect of our approach and how we can leverage our paid customers’ missions to test in space potential services and future revenue streams. Today, we are the only space logistics provider in the market that can deliver complete end-to-end services, guarantee satellite deployment in requested orbits and reduce our customers time from launch to revenue generation.

Our approach, the quality of our technology and the high level of our customer service enable us to work with Tier 1 customers in the space industry. We serve new space companies like Planet Labs and Astrocast. We also work with companies in the traditional space sector, like Eutelsat. These satellite operators understand that the market is changing, and they are working to position their smaller satellites in space in the right location as quickly as currently possible.

In terms of commercialization and how these customers support our forecast today, we have a backlog of approximately €19 million, or approximately $21.5 million. This represents binding and signed contracts that we are executing but have not been invoiced yet, which are primarily for services in 2022 and 2023.

Next, we have approximately €147 million, or approximately $167 million, of contracts under negotiation. These are official proposals that have been exchanged with customers and are at various stages of negotiation and finalization, with visibility into 2024.

Lastly, we have a broader sales pipeline of over €1.1 billion, or $1.2 billion, based on new bids and future contracts with existing and new customers. So overall we feel good about our customer traction and expect our pipeline to continue to grow over time.

An important part of our success is our ecosystem of suppliers and other partners. We are compatible with virtually all launchers existing in the market today. For example, we flew with Vega European launchers in 2020 and Falcon 9 from SpaceX in 2021.

Furthermore, we have agreements with several new very promising launcher companies not yet on the market. This will ensure mutual compatibility and secure favorable terms for when they will be ready to launch in the coming months or years.

We believe this approach will enable us to provide maximum flexibility for our customers. We can select the best launch to achieve our customers’ specific orbital and scheduled needs and the most favorable options to optimize operating costs and therefore price competitiveness.

With that, I will pass it to Alessandro Giudice, our CFO to go into more detail on the financials.

Alessandro Giudice, CFO, D-Orbit

Thank you, Luca.

Jumping ahead to slide 36, I’ll start by describing our business model and how we make money. D-Orbit is a multi-revenue platform with each of our revenue streams leveraging one another. First is our ION Satellite Transportation Service, which is our core focus today. The business is driven by the number of missions we can launch and the number of payloads we carry. Customers typically pay based on size, weight, destination and time to deliver to target location. Costs are primarily launch-related as well as bill of materials and operational costs. This business has strong unit economics. We expect to achieve over 50% gross margins from a single launch over the next few years.

Second is the second life ION, the Advanced Services. As Luca described, we expect to provide services to many of the satellites we launch as well as to third parties. Each service has a bit of a different revenue model, from monthly fees to usage based for computing or communications. We leverage ION and launch cost so the incremental margin from these advanced services is an area of upside as we optimize and scale the business. It’s crucial to highlight how from the first to second layer of business, we move from a linear revenue generating model to a subscription-based revenue generation model. This will allow D-Orbit to build up a stream of recurrent and predictable revenues. In fact, we have already started to apply this model in ION to the second ION mission launched in January 2021.

Finally, the third major revenue stream for us is in-orbit services. This is a new market but also a large one that we believe we are well positioned to take significant market share. As tens of thousands of satellites are launched into space over the next few years, our service centers around the subscription offering with specific great services on top of that. On each mission we can carry multiple service modules and perform multiple services and maneuvers, so overall unit economics are also attractive.

Our revenue forecast reflects the different logic of each of the three main layers in our business plan. As Luca explained, D-Orbit has an incremental path of growth. Every mission is different from the previous, embedding more sophisticated and higher value services. Over the next year or two, we expect to drive most of our revenue from ION missions. Over time, we plan to increase our pricing as we lower discounts and increase the services and the frequency of our missions. This business follows a roughly linear pace of growth depending on the number of missions.

For the Advanced Service, we are projecting the business to begin to scale by 2023 as some of the services we offer become proven, our monetizing strategy becomes firm, and we have a larger expected base of satellite in orbit.

Lastly, our third and major leg of revenue is in-orbit services, which will become our primary revenue generating segment starting in 2024 or 2025. While the numbers may seem large, they are based on serving only a small fraction, less than 4%, of the 65,000 satellites expected to be launched in the next decade, so the potential is enormous. In fact, we move from a linear to an exponential pace of growth as this layer of the business is more highly scalable and the reference market will also grow exponentially.

Now we’ll cover a few key highlights of our P&L. We believe we can achieve significant revenue scale by 2023. We would then rapidly scale in 2024, as we ramp up our in-orbit servicing business. From a gross margin perspective, we run a structurally profitable business where we estimate approximately 50% or higher target gross margins from our three main businesses by 2024.

We also expect strong free cash flow conversion with relatively small amounts of capital expenditures and capitalized R&D, while seeing some impact from working capital as related to timing of our bookings. Overall, we expect to spend approximately €140 million in 2022 and 2023, or approximately $159 million, of cash before turning cash flow positive by 2024, so we believe we will be fully funded with the current proposed transaction.

I’ll turn it back over to Luca to explain how we’re going to invest the proceeds from this transaction as we ramp up our operations to meet our financial plans. Luca?

Luca Rossettini, Ph.D., Founder and CEO, D-Orbit

Thanks, Alessandro.

The D-Orbit of today is focused on three main areas: developing our technology, products, and services; growing and scaling our capabilities; and expanding and winning our markets. We believe that proceeds we expect to receive from this transaction will enable us to accelerate these activities and drive increased growth and value creation.

First, in terms of developing our technology, products, and services, we will be investing in improving our cargo vehicles and evolving our propulsion technology, leveraging what we’ve learned from our successful missions to date. At the same time, we'll invest in processes and facilities to industrialize all aspects of our business for the higher cadence of activity that is coming soon.

For in-orbit servicing, our priority is to add robotics to our core capabilities, which will enable services such as satellite life extension repositioning and end of life disposal. We're also investing in growing our advanced services to increase the range of offerings and market them more aggressively.

Second is building out our team. To this point, we've been very lean, so investing in talent acquisition and retention is top of mind, particularly as we build our pipeline of launches.

Finally, we are focused on expanding into new markets. We increased our team size significantly in the UK over the last 18 months because we saw an opportunity in that market and now we plan to go through a similar journey in North America. This is something where we expect to benefit from the experience and expertise of The Bolden Group. We already have commercial customers and we're well-positioned to win institutional customers as we move forward. Additionally, we also see strong growth opportunities in Asia, where we have already started to gain traction with our Marubeni partnership, and the Middle East.

In closing, D-Orbit is a space infrastructure pioneer poised to capture significant growth opportunities as the space economy evolves. First, we have a great market opportunity ahead of us. We believe the new space economy will only become more and more relevant over time. Second, we believe we have the technology and products that will enable us to lead this industry today and in the future. And we have proven that our technology works, having completed several missions. We have a strong pipeline of opportunities, real backlogs of contracts supporting our financial plan and a fantastic team of innovators and leaders with strong space heritage. And now, with this transaction, we have great partners in Breeze and The Bolden Group to support us as we enable the incoming trillion-dollar space economy.

We’re ready to reach the stars and it is time to push on the accelerator.

Thank you for joining us today.

With that, thank you for your interest in D-Orbit.